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                                                                    EXHIBIT 10.6

                              SYBARI SOFTWARE, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                        (EFFECTIVE AS OF JANUARY 6, 2005)

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                              SYBARI SOFTWARE, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

TABLE OF CONTENTS

1.  Purpose............................................................     1

2.  Definitions........................................................     1

3.  Shares Reserved for Plan...........................................     4

4.  Administration of the Plan.........................................     4

5.  Participation in the Plan..........................................     5

6.  Purchase Price.....................................................     6

7.  Method of Payment..................................................     6

8.  Employee's Election to Purchase; Grants of Options.................     6

9.  Exercise of Option.................................................     7

10. Delivery of Common Stock...........................................     7

11. Limitations on Number of Shares That May Be Purchased..............     8

12. Stockholder Rights.................................................     9

13. Rights to Purchase Shares Not Transferable.........................     9

14. Cancellation of Election to Purchase...............................     9

15. Leave of Absence or Layoff.........................................    10

16. Effect of Failure to Make Payments When Due........................    10

17. Retirement.........................................................    10

18. Death..............................................................    11

19. Termination of Employment Other Than for Retirement or Death.......    12

20. Dividends and Interest.............................................    11

21. Application of Funds...............................................    11

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
22. Amendment and Termination........................................     11

23. Reports..........................................................     12

24. Effective Date; Governmental Approvals or Consents...............     12

25. Notices..........................................................     12

26. Regulations and Other Approvals; Governing Law...................     12

27. Withholding of Taxes.............................................     13

28. Legend...........................................................     13

29. No Employment Rights.............................................     13

30. Severability of Provisions.......................................     13

31. Construction.....................................................     13

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                              SYBARI SOFTWARE, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

1.    PURPOSE.

            The purpose of the Sybari Software, Inc. 2005 Employee Stock Purchase Plan (the "Plan") is to encourage and enable eligible employees of Sybari Software, Inc. (the "Company") and certain affiliated companies to acquire proprietary interests in the Company through the ownership of Common Stock of the Company. The Company believes that employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company's growth and earnings. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, notwithstanding anything to the contrary contained herein, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

            The Plan shall be conditioned upon approval by the holders of the Company's Common Stock within 12 months before or after the date it is adopted by the Board of Directors the Company.

2.    DEFINITIONS.

            The following words or terms have the following meanings:

      (a) "AGENT" shall mean the agent, broker or other administrator, including, without limitation, employees of the Employer, appointed by the Committee pursuant to Section 4(b) hereof.

      (b) "ANNUAL PAY" means, unless defined otherwise by the Committee on a prospective basis in its sole discretion, the amount of money reportable on the employee's U.S. federal wage and tax statement, excluding overtime, shift premium, incentive or bonus awards, profit sharing distributions, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the employee's behalf by the Company or an affiliate of the Company under any employee benefit or welfare plan now or hereafter established and similar items, whether or not shown on the employee's U.S. federal wage and tax statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

      (c) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

      (d)   "CODE" shall mean the Internal Revenue Code of 1986, as amended.

      (e) "COMMITTEE" shall mean the Board of Directors or any committee that the Board of Directors appoints to administer the Plan. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board of Directors.

      (f) "COMPANY" shall mean Sybari Software, Inc. (or any successor corporation).

      (g) "DESIGNATED PARENT" shall mean any Parent of the Company that is specifically designated as eligible to participate in the Plan by the Committee from time to time in its sole discretion.

      (h) "DESIGNATED SUBSIDIARIES" shall mean each Subsidiary of the Company that has not specifically been excluded from participation by the Committee from time to time in its sole discretion. Notwithstanding the foregoing, the term "Designated Subsidiaries" shall not include Subsidiaries located in Foreign Jurisdictions, unless the Committee specifically designates such Subsidiary as a Designated Subsidiary.

      (i) "ELIGIBLE EMPLOYEE" shall mean any person (i) whose customary employment is for more than twenty (20) hours per week for an Employer; (ii) whose customary employment is for five (5) months or more per calendar year; and
(iii) who has completed the Eligibility Period. Notwithstanding the foregoing, the Committee may exclude the employees of any specified Designated Parent or Designated Subsidiary from any offering under the Plan.

      (j) "ELIGIBILITY PERIOD" shall mean, with respect to any employee, the ninety (90) day period commencing on the first day of each fiscal quarter of the Company after the employee has completed six (6) continuous months of service with the Employer. Notwithstanding the foregoing, the Committee may, in its sole discretion, increase or decrease the length of the Eligibility Period with respect to employees of the Company or any Designated Parent or Designated Subsidiary; provided that such period shall in no event exceed two (2) years.

      (k) "EMPLOYER" shall mean, with respect to any employee, the Company or Designated Subsidiary or Designated Parent by which the employee is employed.

      (l) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

      (m) "EXERCISE DATE" shall mean the last business day of each Purchase Period in which payroll deductions are made under the Plan.

      (n) "FOREIGN JURISDICTION" shall mean any jurisdiction outside of the United States, including, without limitation, countries, states, provinces and localities.

      (o) "MARKET PRICE" shall mean, for purposes of the Plan, unless otherwise required by the Code or any regulations issued thereunder, as of any date, the last sales price reported for the Common Stock on the applicable date:
(i) as reported on the principal national securities exchange on which it is then traded or The Nasdaq Stock Market, or (ii) if not traded on any such national securities exchange or The Nasdaq Stock Market, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc. If the Common Stock is not traded or quoted on a national securities exchange, The Nasdaq Stock Market or any automated quotation system sponsored by the National Association of Securities Dealers, Inc., its Market Value shall be set in good faith by the Committee.

      (p) "OFFERING DATE" shall mean the first business day of each Purchase Period.

      (q) "OPTION" shall mean the right or rights granted to an Eligible Employee to purchase the Company's Common Stock under an offering made under the Plan, including pursuant to such Eligible Employee's elections to purchase.

      (r) "PARENT" shall mean any parent corporation of the Company within the meaning of Section 424(e) of the Code.

      (s) "PARTICIPANT" shall mean an Eligible Employee who participates in the Plan in accordance with Sections 5 and 8.

      (t) "PLAN" shall mean the Sybari Software, Inc. 2005 Employee Stock Purchase Plan, as amended from time to time.

      (u) "PURCHASE PERIOD" shall mean the period beginning on the first day of each fiscal quarter of the Company and ending on the last day of each fiscal quarter of the Company, or such other period designated by the Committee, in its sole discretion, during which installment payments for Common Stock purchased under the Plan shall be made.

      (v) "RULE 16b-3" shall mean Rule 16b-3 promulgated under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

      (w) "SHARES" or "COMMON STOCK" shall mean shares of the Company's common stock, par value $0.01 per share.

      (x) "SUBSIDIARY" shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

      (y) "SUBSCRIPTION PERIOD" shall mean the period from the first day of the preceding Purchase Period through the 20th day of the last month of the preceding Purchase Period, or such other period of time designated by the Committee, in its sole discretion, during which Participants may elect to purchase Shares during the immediately succeeding Purchase Period.

3.    SHARES RESERVED FOR PLAN.

      (a) The Shares to be sold to Eligible Employees may, at the election of the Committee, be purchased by the Agent on the open market or may be treasury shares or newly issued and authorized Shares delivered to the Plan, upon such terms as the Committee may approve. The maximum number of Shares that shall be reserved and made available for sale under the Plan shall be 225,000, subject to adjustment as provided in paragraph (b) of this Section. The Shares reserved may be issued and sold pursuant to one or more offerings under the Plan. With respect to each offering, the Committee may specify the number of Shares to be made available, the length of the Subscription Period, the length of the Purchase Period, the

Offering Dates and such other terms and conditions not inconsistent with the Plan as may be necessary or appropriate. In no event shall an Option be exercisable more than twenty-seven (27) months after its Offering Date.

      (b) In the event of any increase, reduction or change or exchange of Common Stock for a different number or kind of Shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of Shares, repurchase of Shares, change in corporate structure or otherwise, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including, without limitation, adjustments to the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under Option, as well as the price per Share covered by each Option that has not yet been exercised.

      (c) In the event of the complete liquidation of the Company or of a reorganization, consolidation or merger in which the Company is not the surviving corporation, any Option shall continue in full force and effect unless either (i) the Committee modifies such Option so that it is fully exercisable with respect to all of the Common Stock subject thereto prior to the effective date of such transaction or (ii) the surviving corporation issues or assumes a stock option as contemplated under Section 424(a) of the Code.

4.    ADMINISTRATION OF THE PLAN.

      (a) The Plan shall be administered by the Committee and the Committee may select an administrator or any other person to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan and to take all actions in connection therewith or in relation thereto as it deems necessary or advisable. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to the laws of, Foreign Jurisdictions to comply with applicable tax and securities laws thereof. All interpretations and determinations of the Committee shall be made in its sole and absolute discretion based on the Plan and shall be final, conclusive and binding on all parties.

      (b) The Committee may employ such legal counsel, consultants, brokers and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant, broker or agent. The Committee may, in its sole discretion, designate an Agent to administer the Plan, purchase and sell Shares in accordance with the Plan, keep records, send statements of account to employees and to perform other duties relating to the Plan, as the Committee may request from time to time. The Agent shall serve as custodian for purposes of the Plan and, unless otherwise requested by the Participant, Common Stock purchased under the Plan shall be held by and in the name of, or in the name of a nominee of, the custodian for the benefit of each Participant, who shall thereafter be a beneficial stockholder of the Company. The Committee may adopt, amend or repeal any guidelines or requirements necessary for the custody and delivery of the Common Stock, including, without limitation, guidelines regarding the imposition of reasonable fees in certain circumstances.

      (c) The Company shall, to the fullest extent permitted by law and the Certificate of Incorporation and By-laws of the Company, to the extent not covered by insurance, indemnify each director, officer or employee of the Employer (including the heirs, executors, administrators and other personal representatives of such person) and each member of the Committee against all expenses, costs, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of his service to the Plan in any capacity at the request of the Company, except in instances where any such person engages in willful neglect or fraud. Such right of indemnification shall include the right to be paid by the Company for expenses incurred or reasonably anticipated to be incurred in defending any such suit, action or proceeding in advance of its disposition; provided, however, that the payment of expenses in advance of the settlement or final disposition of a suit, action or proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified hereunder. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation of the Company or the By-Laws of the Company. Expenses incurred by the Committee or the Board of Directors in the engagement of any such counsel, consultant or agent shall be paid by the Company.

5.    PARTICIPATION IN THE PLAN.

            Options to purchase Shares under the Plan shall be granted to all Eligible Employees who elect to participate in accordance with Section 8; provided, however, that solely to the extent allowable under Section 423 of the Code, the Committee may determine that any offering of Shares under the Plan will not be extended to all or some officers, highly compensated employees of the Employer or employees whose principal duties consist of supervising the work of other employees.

6.    PURCHASE PRICE.

            The purchase price for Shares purchased pursuant to the Plan shall be determined by the Committee, in its sole discretion, and shall remain in effect unless modified at least thirty (30) days prior to the applicable Offering Date, but in no event shall be less than the lesser of: (i) eighty-five percent (85%) of the Market Price of a Share on the Offering Date or (ii) eighty-five percent (85%) of the Market Price of a Share on the Exercise Date. Effective as of the effective date of the Plan until modified by the Committee, the price per Share subject to an offering shall be the lesser of: (i) eighty-five percent (85%) of the Market Price of a Share on Offering Date or
(ii) eighty-five (85%) of the Market Price of a Share on the Exercise Date.

7.    METHOD OF PAYMENT.

            Payment for Shares purchased pursuant to the Plan shall be made in installments through payroll deductions.

8.    EMPLOYEE'S ELECTION TO PURCHASE; GRANTS OF OPTIONS.

      (a) In order to participate in the Plan, an Eligible Employee must sign an election to purchase Shares on a form provided by the Company stating the Eligible Employee's desire to purchase Shares under the Plan and showing the amount that the Eligible Employee elects to have withheld from his pay for each payroll period during the Purchase Period. The signed election to purchase Shares must be delivered on or before the last day of the Subscription Period to the person or office designated to receive and accept such elections. An authorization shall remain in effect until modified or terminated by the Participant.

      (b) All payroll deductions made by a Participant shall be credited to such Participant's account under the Plan. A Participant may not make any additional payments into such account except as otherwise provided herein.

      (c) In the event a Participant makes a hardship withdrawal of employee deferral contributions under a 401(k) profit sharing plan of the Company, a Subsidiary or a Parent or an affiliate or any other plan qualified under Section 401(a) of the Code that contains a Code Section 401(k) feature, to the extent required by such plan, such Participant's payroll deductions and the purchase of Shares under the Plan shall be suspended until the first payroll period following the Offering Date commencing after the six (6)-month period (or such other time period required under Section 401(k) of the Code) after such hardship withdrawal. If a Participant who elects a hardship withdrawal under such a plan has a cash balance accumulated in his account at the time of withdrawal that has not already been applied to purchase Shares, such cash balance shall be returned to the Participant as soon as administratively practicable.

9.    EXERCISE OF OPTION.

      (a) A Participant's election to purchase Shares during a Purchase Period shall be exercised automatically on the Exercise Date and the maximum number of whole Shares subject to such Option shall be purchased for such Participant at the applicable Option price with the accumulated payroll deductions in such Participant's account. If all or any portion of the Shares cannot reasonably be purchased on the Exercise Date because of unavailability or any other reason, in the sole discretion of the Committee, such purchase shall be made as soon thereafter as practicable. In no event shall certificates for any fractional Shares be issued under the Plan.

      (b) If the total number of Shares that would otherwise be subject to Options granted on an Offering Date exceeds the number of Shares then available under the Plan (after deduction of all Shares for which Options have been exercised or are then outstanding), the Committee shall make a pro rata reduction of the Shares remaining available for new Option grants in as uniform a manner as practicable and as it shall determine to be equitable. In such event, the Committee may similarly reduce the rate of payroll deductions, if necessary.

      (c) All Shares included in any offering under the Plan in excess of the total number of Shares that all Participants elect to purchase and all Shares with respect to which elections to purchase are canceled as provided in Section 14 shall continue to be reserved for the Plan and shall be available for inclusion in any subsequent offering under the Plan.

      (d) During a Participant's lifetime, the Participant's Options may be exercised only by the Participant.

10.   DELIVERY OF COMMON STOCK.

      (a) Certificates for whole shares of Common Stock shall not be issued to Participants unless and until requested or as otherwise provided herein. Such certificates shall be issued as soon as administratively practicable following the Participant's request for issuance. Cash received in lieu of fractional Shares shall accumulate in the Participant's account during his employment. A fee fixed by the Plan's Agent or transfer agent, as the case may be, may be charged to the Participant for the issuance of certificates of Common Stock and for the replacement of lost certificates. The Committee or the Plan's Agent may establish limitations on the issuance of certificates to the extent allowable by applicable law.

      (b) A Participant may request the Agent to sell all or a portion of Shares for which certificates have not been issued and receive cash for such Shares, subject to any brokerage fees or commissions.

      (c) Notwithstanding any other provision of the Plan to the contrary, following a Participant's termination of employment, death or retirement from all of the Company, any Designated Subsidiary and any Designated Parent, the Participant (or, in the case of death, his legal representative) shall elect, within such period as prescribed by the Committee, to (i) direct the Committee or Agent to sell all or a portion of Shares for which certificates have not been issued for cash, subject to any brokerage fees or commissions; (ii) receive certificates for all of the whole Shares credited to the Participant's account under the Plan (and any cash that has accumulated in lieu of fractional Shares); or (iii) receive payment from the Plan for all Shares in such other manner then permitted by the Committee in its sole discretion, including permitting the transfer of certificates for all whole Shares credited to the Participant's account under the Plan to an individual brokerage account established by the Agent for the benefit of the Participant or for the benefit of the Participant and the Participant's spouse as joint tenants with rights of survivorship. The Committee may establish and adopt rules dictating the default election of a Participant (or, in the case of death, his legal representative) who does not make a timely election pursuant to this paragraph (c). A fee fixed by the Plan's Agent may be charged to the Participant for the issuance of certificates of Shares.

11.   LIMITATIONS ON NUMBER OF SHARES THAT MAY BE PURCHASED.

      (a) Notwithstanding any provisions of the Plan to the contrary, no individual shall be granted an Option under the Plan:

            (i) if, immediately after the grant, such individual (or any other person whose stock would be attributed to such individual pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding Options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary or Parent; or

            (ii) that permits such individual's right to purchase stock under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary or Parent to accrue at a rate that exceeds twenty-five thousand dollars ($25,000) of the fair market value of such stock (determined at the time such option is granted) for any calendar year in which such option is outstanding at any time, or such other limit as may apply under Section 423(b)(8) of the Code; or

            (iii) that permits an Eligible Employee to purchase Shares during any one offering pursuant to the Plan for an aggregate purchase price (which shall be computed on an annual basis in the event the Purchase Period is more or less than twelve (12) months) in excess of ten percent (10%) of his Annual Pay.

      (b) An Eligible Employee may elect to purchase less than the number of Shares that he is entitled to elect to purchase.

12.   STOCKHOLDER RIGHTS.

            The Shares purchased upon exercise of an Option hereunder shall be credited to the Participant's account under the Plan and shall be deemed to be transferred to the Participant on the Exercise Date. Only upon the issuance of Shares to a Participant or his agent (and only in respect to such Shares purchased) shall a Participant obtain the rights of stockholders, including, without limitation, any right to vote the Shares or receive any dividends or any other distributions thereon. The Shares purchased will be issued as soon as practicable after the Exercise Date.

13.   RIGHTS TO PURCHASE SHARES NOT TRANSFERABLE.

      (a) Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an Option or to receive Shares under the Plan may be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10 hereof.

      (b) All rights of a Participant granted under the Plan, including, but not limited to, the grant of an Option, the right to exercise an Option and the ability to authorize payroll deductions shall relate solely to a Participant, except as otherwise provided in Section 18 hereof.

14.   CANCELLATION OF ELECTION TO PURCHASE.

      (a) A Participant who has elected to purchase Shares during a Purchase Period may cancel or reduce (a "partial cancellation") his election with respect to such Purchase Period. Unless otherwise determined by the Committee, any such full or partial cancellation shall be effective as soon as practicable after the delivery by the Participant of written notice of cancellation on a form provided by, or acceptable to, the Committee for such purpose to the office or person designated by the Committee to receive such elections. Such notice must be so delivered no later than the close of business on the 20th day of the month preceding the Exercise Date.

      (b) If a Participant partially reduces his original election by reducing the amount authorized to be withheld from his pay, he shall continue to make installment payments at the reduced rate for the remainder of the Purchase Period. Only one partial cancellation may be made during a Purchase Period, unless otherwise determined by the Committee.

      (c) An Eligible Employee's rights upon the full cancellation of his election to purchase Shares shall be limited to receiving in cash, as soon as practicable after delivery of the notice of cancellation, the cash balance (without interest) then credited to his account.

      (d)   A Participant's modification of his election pursuant to this
Section 14 shall also apply to all subsequent Purchase Periods, unless the Participant delivers a new election form in accordance with Section 8.

15.   LEAVE OF ABSENCE OR LAYOFF.

      (a) If a Participant is granted a leave of absence (including a military leave) or is laid off during a Purchase Period, his election to purchase shall be deemed to have been canceled at the time of the leave of absence or layoff. A Participant's rights upon leave of absence (including a military leave) or layoff shall be limited to having the cash balance credited to his account at the time such leave of absence or layoff becomes effective applied to the purchase of Shares on the Exercise Date.

      (b) In the event that such individual's leave of absence ends and such individual again becomes an Eligible Employee within 90 days from the date of his leave of absence or layoff, payroll deductions shall resume automatically in accordance with his most recent payroll deduction authorization form in effect prior to the leave of absence or layoff.

16.   EFFECT OF FAILURE TO MAKE PAYMENTS WHEN DUE.

      (a) If in any payroll period, for any reason not set forth in Section 14, a Participant who has filed an election to purchase Shares under the Plan has no pay or his pay is insufficient (after other authorized deductions) to permit deduction of his installment payment, the Participant may make a payment to the Plan in cash at such time equal to the amount of the installment payment deficiency. If such cash payment is not so made, the Participant, when his pay is again sufficient to permit the resumption of installment payments, must make a cash payment equal to any deficiency in his account or arrange for uniformly increased installment payments such that, assuming the maximum purchase price per Share, payment for the maximum number of Shares covered by his Option will be completed in the last month of the Purchase Period. A Participant may make up any remaining deficiency without interest by making a lump sum payment at any time prior to the Exercise Date.

      (b) Subject to paragraph (a) above and other provisions of the Plan permitting postponement, the Company may treat the failure by a Participant to make any payment as a cancellation of his election to purchase Shares. Such cancellation will be effected by mailing notice to him at his last known business or home address. Upon such mailing, his only right will be to receive in cash the amount credited to his account.

17.   RETIREMENT.

      (a) Upon "Retirement" (as hereinafter defined), a Participant's participation will be terminated as of the date of retirement and the Participant's only right will be to receive in cash the amount credited to his account.

      (b) For the purposes of the Plan, "Retirement," unless otherwise provided by the Committee, shall mean a Participant's termination of employment at or after age sixty-five (65) (other than by reason of death or Disability) unless the Participant was terminated for Cause or, as of such time, could have been terminated for Cause.

18.   DEATH.

            If a Participant dies and has an election to purchase Shares in effect at the time of his death, the election will be deemed canceled as of the date of death and the only right of the Participant's legal representative will be to receive in cash the amount credited to the deceased Participant's account.

19.   TERMINATION OF EMPLOYMENT OTHER THAN FOR RETIREMENT OR DEATH.

            If a Participant's employment is terminated for any reason other than Retirement or death prior to the end of the Purchase Period, his election to purchase Shares shall thereupon be deemed canceled as of the date on which his employment ended. In such an event, no further payments under such election will be permitted and the Participant's only right will be to receive in cash the amount credited to his account.

20.   DIVIDENDS AND INTEREST.

      (a) Cash dividends, if any, on Shares acquired through the Plan will be automatically paid by check directly to the Participant by the Company or, if applicable, the transfer agent. Dividends paid in property other than cash or Common Stock shall be distributed to Participants as soon as practicable.

      (b) Except as required by law, including, without limitation, the Investment Company Act of 1940, as amended, no interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

21.   APPLICATION OF FUNDS.

            All funds received by the Company in payment for Shares purchased under the Plan and held by the Company at any time may be used for any corporate purpose and need not be segregated from other corporate funds.

22.   AMENDMENT AND TERMINATION.

            The Company, by action of the Board of Directors (or its designee) or the Committee, may at any time terminate, amend or freeze the Plan. No such termination shall adversely affect Options previously granted and no amendment may make any change in any Option theretofore granted that adversely affects the rights of any Participant. No amendment shall be effective unless approved by the stockholders of the Company if stockholder approval of such amendment is required to comply with Section 423 of the Code or to comply with any other applicable law, regulation or stock exchange rule. Upon termination of the Plan, the Company shall return or distribute the payroll deductions credited to a Participant's account that have not been used to purchase Shares and shall distribute or credit Shares credited to a Participant's account. Upon the freezing of the Plan, any payroll deductions credited to a Participant's account that have not been used to purchase Shares shall be used to purchase Shares in accordance with Section 9, with the Exercise Date in such event deemed to be the effective date of the freezing of the Plan.

23.   REPORTS.

            Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at such times prescribed by the Committee; such statements shall set forth the amounts of payroll deductions, the purchase price per Share, the number of Shares purchased, the aggregate Shares in the Participant's account and the remaining cash balance, if any.

24.   EFFECTIVE DATE; GOVERNMENTAL APPROVALS OR CONSENTS.

            The Plan and any offerings and sales to Eligible Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. The Board of Directors or the Committee may make such changes in the Plan and include such terms in any offering under the Plan as may be necessary or desirable, in the opinion of counsel, so that the Plan will comply with the rules and regulations of any governmental authority and so that Participants will be eligible for tax benefits under the Code or the laws of any state or Foreign Jurisdiction.

25.   NOTICES.

            All notices or other communications by a Participant to the Company or the Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company or Committee at the location, or by the person, designated for the receipt thereof and within the time period prescribed by the Company or Committee. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and the delivery of other information. Any notices or communications by the Company to a Participant shall be deemed given if directed to such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing shall be suspended until the Participant furnishes the proper address.

26.   REGULATIONS AND OTHER APPROVALS; GOVERNING LAW.

      (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

      (b) The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

      (c) To the extent required, the Plan is intended to comply with Rule 16b-3 and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan. The Committee may establish and adopt administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act and Rule 16b-3, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

27.   WITHHOLDING OF TAXES.

      (a)   If the Participant makes a disposition, within the meaning of
Section 424(c) of the Code and the regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant's exercise of an Option and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Exercise Date, such Participant shall immediately, or as soon as practicable thereafter, notify the Company thereof and deliver to the Company any amount of federal, state or local income taxes and other amounts that the Company determines it is required to withhold.

      (b) Notwithstanding anything herein to the contrary, the Employer shall have the right to make such provisions as it deems necessary to satisfy any obligations to withhold federal, state or local income taxes or other taxes incurred by reason of the issuance of Shares pursuant to the Plan. Notwithstanding anything herein to the contrary, the Employer may require a Participant to remit an amount equal to the required withholding amount and may invalidate any election if the Participant does not remit applicable withholding taxes. Without limiting the generality of the foregoing, any withholding obligation with regard to any Participant may be satisfied by: (i) reducing the number of Shares otherwise deliverable to the Participant; (ii) subject to the Committee's prior consent, any method approved by the Committee; or (iii) by the Participant's payment of cash to the Company.

28.   LEGEND.

      (a) The Committee may require each person receiving shares pursuant to the exercise of an Option to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

      (b) All certificates for Shares delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable to assist in the compliance with any applicable tax withholding laws or under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

29.   NO EMPLOYMENT RIGHTS.

            The establishment and operation of the Plan shall not confer any legal rights upon any Participant or other person for a continuation of employment, nor shall it interfere with the rights of an Employer to discharge any employee and to treat him without regard to the effect which that treatment might have upon him as a Participant or potential Participant.

30.   SEVERABILITY OF PROVISIONS.

            If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan shall be construed and enforced as if such provisions had not been included.

31.   CONSTRUCTION.

            The use of a masculine pronoun shall include the feminine and the singular form shall include the plural form, unless the context clearly indicates otherwise. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.